Exhibit 10.17

CHESAPEAKE MIDSTREAM

MANAGEMENT INCENTIVE COMPENSATION PLAN

I. Purpose of Plan

The Chesapeake Midstream Management Incentive Compensation Plan is intended to provide a method of attracting, motivating and retaining individuals of outstanding competence and ability, and to motivate and encourage those individuals to devote their best efforts to the development and growth of the JV (and, if an IPO is consummated, the Partnership), thereby advancing the interests of the JV or Partnership, as applicable, and its equity owners.

II. Definitions and Construction

2.1 Definitions. Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Partnership. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote 50% or more of the securities or equity interests having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or equity interests or by contract or otherwise.

(b) “Annual Payment Percentage” means, with respect to a Fiscal Year, the following: Fiscal Year 2010 – 20%; Fiscal Year 2011 – 25%; Fiscal Year 2012 – 33 1/3%; Fiscal Year 2013 – 50%; and Fiscal Year 2014 – 100%, unless provided otherwise in a Participant’s Award Agreement.

(c) “Award Agreement” means a written agreement between the Company (or an Affiliate) and an employee evidencing the award of a Participation Interest in the Plan and specifying the Participant’s Excess Return Percentage and Equity Uplift Value Percentage.

(d) “Board” means the board of managers of the JV; provided, however, if the JV no longer exists, “Board” shall mean the board of managers or other governing body of the Plan Sponsor.

(e) “Cause” shall have the meaning set forth in the Participant’s written employment agreement with the Company or an Affiliate; however, if the Participant does not have such an employment agreement, “Cause” means (i) the Participant’s breach or threatened breach of any written employment agreement between the Company and the Participant; (ii) the

Participant’s neglect of duties or failure to act, other than by reason of disability or death; (iii) the misappropriation, fraudulent conduct, or acts of workplace dishonesty by the Participant with respect to the assets or operations of the Company or any of its Affiliates; (iv) the Participant’s failure to comply with directives from superiors or written Company policies; (v) the Participant’s personal misconduct which injures the Company or an Affiliate and/or reflects poorly on the Company’s and/or an Affiliate’s reputation; (vi) the Participant’s failure to perform the Participant’s duties; or (vii) the conviction of the Participant for, or a plea of guilty or no contest to, a felony or any crime involving moral turpitude. Any rights the Company or an Affiliate may have hereunder in respect of an event giving rise to Cause shall be in addition to the rights the Company or Affiliate may have under any other agreement with the Participant or at law or in equity.

(f) “Change of Control” shall have the meaning set forth in the Participant’s written employment agreement with the Company or an Affiliate; however, if the Participant does not have such an employment agreement, “Change of Control” means, and shall be deemed to have occurred upon, any of the following events: (a) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1933, other than Chesapeake Energy Corporation, Global Infrastructure Management, LLC or an Affiliate of either, (a “Third Party”) shall become (i) prior to an IPO, the direct or indirect beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the voting power of the voting securities of the JV or (ii) following an IPO, the direct or indirect beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the voting power of the voting securities of the general partner (or board of management, if applicable) of the publicly traded registrant that effects an IPO (such entity, the “General Partner”); or (b) (i) prior to an IPO, the sale or other disposition, including by way of liquidation, by the JV of all or substantially all of its assets, whether in a single or series of related transactions, to one or more Third Parties or (ii) following an IPO, the sale of other disposition, including by way of liquidation, by either the publicly traded registrant that effects the IPO or the General Partner of all or substantially all of its assets, whether in a single or series of related transactions, to one or more Third Parties. Notwithstanding the foregoing, a Change of Control must also constitute a “change of control” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. For clarity, an IPO shall not be a Change of Control.

(g) “Company” means Chesapeake Midstream Management, L.L.C.

(h) “Dilution Adjustment” means, with respect to a Participant’s Excess Return Percentage and Equity Uplift Value Percentage, as set forth in his or her Award Agreement, the product of such applicable percentage and a fraction, the numerator of which is the number of Units outstanding on the date of the Participant’s Award Agreement (or, if an IPO is consummated prior to January 1, 2011, the number of Units outstanding on the closing date of such IPO), and the denominator of which is the number of Units outstanding (1) with respect to the Participant’s Excess Return Percentage applicable for a specified Fiscal Year, on the last day of the applicable Fiscal Year and (2) with respect to the Participant’s Equity Uplift Value Percentage, on the Equity Uplift Payment Date. Appropriate adjustment shall be made to the Dilution Adjustments to give effect to any Unit splits, combinations or similar adjustments occurring after the date of any Award Agreement and prior to an applicable Excess Return payment date or the Equity Uplift Payment Date.

(i) “Disability” shall have the meaning set forth in the Participant’s employment agreement with the Company or an Affiliate; however, if the Participant does not have such an employment agreement, “Disability” means a disability that entitles the Participant to long-term disability benefits under a long-term disability plan of the Company or an Affiliate.

(j) “Distributed Cash” means, with respect to a Fiscal Year, the amount of cash distributed by the JV or Partnership, as applicable, to its equity owners (excluding distributions to the general partner of the Partnership) with respect to the four fiscal quarters of that Fiscal Year, as authorized by the Board (or deemed authorized pursuant to the JV’s organizational documents).

(k) “Equity Uplift Payment Date” means the fifth anniversary of the date of the Participant’s Award Agreement or, if earlier, the date of a Change of Control.

(l) “Equity Uplift Value” means the product of A x B, where “A” is the Excess Unit Value and “B” is the number of Units outstanding on the Equity Uplift Payment Date.

(m) “Equity Uplift Value Percentage” means the Participant’s diluted percentage participation in the Equity Uplift Value, as set forth in his or her Award Agreement, subject to any Dilution Adjustment.

(n) “Excess Return” means, with respect to a Fiscal Year, the excess (if any) of the Distributed Cash with respect to the Fiscal Year over the Preferred Return for that Fiscal Year.

(o) “Excess Return Percentage” means, with respect to a Participant for a Fiscal Year, the percentage participation by such Participant in the Excess Return, if any, for that Fiscal Year, as set forth in his or her Award Agreement, subject to any Dilution Adjustment.

(p) “Excess Unit Value” means the excess, if any, of (i) the Unit Value on Equity Uplift Payment Date over (ii) the IPO Unit Value.

(q) “Fiscal Year” means one of the following calendar years, as applicable: 2010, 2011, 2012, 2013 and 2014, unless provided otherwise in a Participant’s Award Agreement.

(r) “Good Reason” shall have the meaning set forth in the Participant’s written employment agreement with the Company or an Affiliate; however, if the Participant does not have such an employment agreement, “Good Reason” means (1) the elimination of the Participant’s job position, (2) a material reduction in the Participant’s duties, (3) the reassignment of the Participant to a new position of materially less authority, or (4) a material reduction in the Participant’s base salary. Notwithstanding the preceding provisions or any other provision in the Plan to the contrary, any assertion by a Participant of a termination of employment for “Good Reason” shall not be effective unless all of the following conditions are satisfied: (A) the condition described in the preceding sentence giving rise to such Participant’s termination of employment must have arisen without such Participant’s consent; (B) such Participant must provide written notice to the Board of such condition within 90 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Board; and (D) the date of such Participant’s termination of employment must occur within 30 days after the lapse of the 30-day period specified in subclause (C) above.

(s) “IPO” means an initial public offering of equity interests of the JV (or of any person to which all or substantially all of the JV’s assets are transferred or contributed) on a recognized United States or other national securities exchange.

(t) “IPO Equity Value” means (1) if an IPO is consummated prior to January 1, 2011, the product of (a) the IPO Unit Value and (b) the number of Units outstanding immediately following the closing of the IPO or (2) if an IPO is not consummated prior to January 1, 2011, $2,000,000,000.

(u) “IPO Unit Value” means the public offering price of a Unit as reflected on the cover page of the final prospectus relating to the IPO; provided, however, if the IPO is not closed prior to January 1, 2011, then the IPO Unit Value shall be the quotient of (i) $2,000,000,000, divided by (ii) the number of Units outstanding on January 1, 2010. Appropriate adjustments shall be made to the IPO Unit Value to give affect to any Unit splits, combinations or similar adjustments occurring after the date of any Award Agreement and prior to the Equity Uplift Payment Date.

(v) “JV” means Chesapeake Midstream Partners, L.L.C. or any entity that results from any restructuring associated with an IPO and is owned and controlled by the parties that control the JV as of the date of this Plan.

(w) “Participant” means an employee of the Company or an Affiliate who has been awarded a Participation Interest pursuant to Section 3.2.

(x) “Participation Interest” means an interest awarded under the Plan to a Participant pursuant to an Award Agreement for the purpose of measuring the incentive compensation payable under the Plan to such Participant. A Participation Interest shall represent a contingent right to receive a specified Excess Return Percentage of the Excess Return and a specified Equity Uplift Value Percentage of the Equity Uplift Value, subject to the further terms and conditions of the Plan. A Participation Interest shall exist only for purposes of the Plan and matters related hereto. In no event shall any holder of a Participation Interest, by virtue of an award of such interest made under the Plan, have any (i) security or other interest in any assets of the Company, the Partnership or any Affiliate, (ii) right to receive any equity or other interest in the Company, the Partnership or any Affiliate, or (iii) rights as an equity or other interest holder in the Company, the Partnership or any Affiliate.

(y) “Partnership” means the publicly traded registrant that consummates an IPO, or any successor thereto.

(z) “Plan” means the Chesapeake Midstream Management Incentive Compensation Plan, as amended from time to time.

(aa) “Plan Sponsor” means the Company or any entity that assumes sponsorship of the Plan and becomes liable for the payment of the awards granted under the Plan.

(bb) “Preferred Return” means, with respect to a Fiscal Year, the product of (1) 6% and (2) the sum of (i) the IPO Equity Value and (ii) the gross value of all Units issued by the JV or Partnership after the date the IPO Equity Value is set.

(cc) “Special Committee” means the Special Committee of the JV, as defined in the Participants’ employment agreements.

(dd) “Unit” means (i) prior to an IPO, all units of the JV, and (ii) following an IPO, all units of the Partnership (other than general partner units).

(ee) “Unit Value” means the average closing sales price per Unit for the 30 trading days immediately preceding the Equity Uplift Payment Date, as reported in The Wall Street Journal or such other reporting service approved by the Board, in its discretion. In the event that the price per Unit is not so reported, Unit Value means the fair market value of a Unit as determined in good faith by the Board. If, however, the Equity Uplift Payment Date is the date of a Change of Control, Unit Value shall be the Unit value paid by the acquirer on the date of the Change of Control.

2.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

2.3 Headings. The headings of Articles, Sections, and Paragraphs herein are included solely for convenience. If there is any conflict between such headings and the text of the Plan, the text shall control. All references to Articles, Sections, and Paragraphs are to the Plan unless otherwise indicated.

2.4 Governing Law. Except to the extent federal law applies and preempts state law, the Plan shall be construed, enforced, and administered according to the laws of the State of Oklahoma, excluding any conflict-of-law rule or principle that might refer construction of the Plan to the laws of another state or country.

2.5 Severability. In case any provision of the Plan is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason, such illegal, invalid, or unenforceable provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision had not been included therein.

III. Eligibility; Awards of Participation Interests

3.1 Eligibility. Each key member of management of the Company or an Affiliate who performs work for the Company, the JV, the Partnership, or either the general partner or a “subsidiary” of the Partnership is eligible to be awarded a Participation Interest under the Plan.

3.2 Participation Interests. Participation Interests shall be entered into only with those eligible employees selected to be Participants in the discretion of the Board from time to time and at such times as the Board may determine. In connection with each Participation Interest, the Board shall determine (a) subject to the terms and conditions of the Plan and the related Award Agreement, the percentage of the Excess Return for a Fiscal Year (if any) and the Equity Uplift Value that the holder of such Participation Interest shall have the contingent right to receive, and (b) the other terms, provisions, conditions and limitations of such award. The terms and provisions of each award of a Participation Interest, as determined by the Board in its sole discretion, shall be set forth in an Award Agreement, which shall incorporate by reference, and be subject to, the terms and provisions of the Plan. Each Award Agreement shall contain such provisions not inconsistent with the Plan as the Board deems appropriate. The terms and provisions set forth in Award Agreements may vary among Participants.

IV. Determinations of Incentive Compensation Payments

4.1 Determination of Excess Return for a Fiscal Year. As soon as reasonably practical after the end of a Fiscal Year (but in no event later than 60 days following the last day of such Fiscal Year), the Board shall cause the amount of the Excess Return for that Fiscal Year, if any, to be determined.

4.2 Excess Return Payments. (a) Subject to Paragraph 4.2(c), as soon as reasonably practical after the amount of the Excess Return for a Fiscal Year has been determined by the Board, the Plan Sponsor shall pay to each Participant who then holds a Participation Interest an amount equal to the product of (A x B) x C, where “A” is the amount of the Excess Return for that Fiscal Year, “B” is the Participant’s Excess Return Percentage applicable for that Fiscal Year, and “C” is the Annual Payment Percentage for that Fiscal Year. Once the Participant’s payment for a Fiscal Year is determined as provided in the foregoing sentence, such amount shall be paid to the Participant in each calendar year subsequent to that Fiscal Year until the sum of the Annual Payment Percentages for all payments made to the Participant with respect to that Fiscal Year equals 100%. Notwithstanding the foregoing however, except as provided below and in Paragraphs 4.2(b) and 4.3(b), upon a Participant’s termination of employment with the Company and its Affiliates for any reason whatsoever, such Participant automatically shall forfeit on such termination his or her Participation Interest and no payments shall thereafter be due or payable under the Plan to such Participant with respect to such forfeited Participation Interest. In the event a Participant who is proposed to be terminated is hired by the JV or the MLP Employer (as defined in the Participant’s applicable employment agreement), such Participant shall not be treated as having terminated his or her employment with the Company and its Affiliates on such “transfer” for purposes of this Section 4.2.

(b) If a Participant’s employment with the Company and its Affiliates is terminated (i) due to the Participant’s death or Disability, (ii) by the Company or an Affiliate other than for Cause, or (iii) by the Participant for a Good Reason, the Participant shall be paid, with respect to each Fiscal Year that has lapsed in full (if any) as of his or her date of termination, an amount equal to the product of (A x B) - C, where “A” is the Excess Return for such fully lapsed Fiscal Year, “B” is the Participant’s Excess Return Percentage with respect to such lapsed Fiscal Year, and “C” is the sum of the amounts that have already been paid to the Participant pursuant to Paragraph 4.2(a) with respect to such lapsed Fiscal Year. Payment under this Paragraph 4.2(b) shall be made by the Plan Sponsor within 60 days of the Participant’s termination of employment and thereafter no further amounts shall be due and payable to such Participant pursuant to this Section 4.2.

(c) Notwithstanding anything in Paragraph 4.2(a) to the contrary, upon a Change of Control, or as soon as reasonably practical thereafter, but in no event later than 60 days following the Change of Control, the Plan Sponsor shall pay to each Participant who is an employee of the Company or an Affiliate on the date immediately preceding the date of the Change of Control an amount, with respect to each Fiscal Year that has lapsed in full prior to such Change of Control, equal to the product of (A x B) - C, where “A” is the Excess Return for such fully lapsed Fiscal Year, “B” is the Participant’s Excess Return Percentage with respect to such lapsed Fiscal Year, and “C” is the sum of the amounts that have already been paid to the Participant pursuant to Paragraph 4.2(a) with respect to such lapsed Fiscal Year. Thereafter no further amounts shall be due and payable to such Participant pursuant to this Section 4.2.

4.3 Equity Uplift Payments. (a) Subject to Paragraph 4.3(c), as soon as reasonably practical, but in no event later than 60 days, following the Equity Uplift Payment Date, the Plan Sponsor shall pay to each Participant an amount equal to the product of the Equity Uplift Value, if any, and the Participant’s Equity Uplift Value Percentage. Notwithstanding the foregoing however, except as otherwise provided below and in Paragraphs 4.3(b) and (c), upon a Participant’s termination of employment with the Company and its Affiliates for any reason whatsoever prior to the payment of the Participant’s percentage of the Equity Uplift Value, such Participant automatically shall forfeit his or her Participation Interest and no percentage of the Equity Uplift Value thereafter shall be due or payable to such Participant with respect to his or her forfeited Participation Interest. In the event a Participant who is proposed to be terminated is hired by the JV or the MLP Employer (as defined in the Participant’s applicable employment agreement), such Participant shall not be treated as having terminated his or her employment with the Company and its Affiliates on such “transfer” for purposes of this Section 4.3.

(b) Subject to Paragraph 4.3(c), if a Participant’s employment with the Company and its Affiliates is terminated (i) due to the Participant’s death or Disability, (ii) by the Company or an Affiliate other than for Cause, or (iii) by the Participant for a Good Reason, the Plan Sponsor shall pay such Participant, as soon as reasonably practical, but in no event later than 60 days, following the Equity Uplift Payment Date, an amount equal to (A x B) x C, where “A” is the Equity Uplift Value, “B” is the Participant’s Equity Uplift Value Percentage, and “C” is a fraction, the numerator of which is the number of full Fiscal Years that have lapsed as of the Participant’s termination of employment date, and the denominator of which is five.

(c) Notwithstanding anything in Paragraphs 4.3(a) or (b) to the contrary, upon a Change of Control or as soon as reasonably practical thereafter, but in no event later than 60 days following the date of the Change of Control, (i) each Participant who is an employee of the

Company or an Affiliate on the date immediately preceding the date of the Change of Control shall be paid by the Plan Sponsor an amount equal to the product of the Equity Uplift Value, if any, and the Participant’s Equity Uplift Value Percentage, and (ii) each Participant whose employment with the Company and its Affiliates terminated prior to the Change of Control due to the Participant’s death or Disability, by the Company or an Affiliate other than for Cause, or by the Participant for a Good Reason shall be paid by the Plan Sponsor an amount equal to the product of (x) the Equity Uplift Value, if any, and (y) the Participant’s Equity Uplift Value Percentage, multiplied by a fraction, the numerator of which is the number of full calendar months that have lapsed from the date of the Participant’s Award Agreement through the Participant’s termination of employment date, and the denominator of which is the number of full calendar months that have lapsed from the date of the Participant’s Award Agreement through the end of the calendar month preceding the date of the Change of Control. Thereafter no further amounts shall be payable to such Participant pursuant to this Section 4.3.

4.4 Payment Form. All payments required pursuant to this Plan shall be paid by the Plan Sponsor in the form of a single lump sum in cash; provided, however, in the discretion of the Board, all or any part of a Participant’s Equity Uplift Value payment may be paid in Units (the number of such Units being determined based on the value of a Unit on the Equity Uplift Payment Date).

4.5 Board Discretion. Notwithstanding anything in Sections 4.2 or 4.3 to the contrary, the Board, in its discretion, may waive all or part of the automatic forfeiture provisions of the Plan whenever it deems such waiver to be appropriate. Any such actions by the Board with respect to a Participant shall not be binding on the Board with respect to any other Participant in a similar circumstance.

4.6 Attachment A Example. The example in Attachment A attached to the Plan showing how various calculations under the Plan are to be made is hereby made a part of this Plan for all purposes and such calculations shall control over any written descriptions of the same herein if such written descriptions are in conflict with such example, unless the Board, in its sole discretion, determines otherwise.

V. Administration

5.1 Powers and Duties. The Board (or its delegate) shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have the full discretionary authority and all of the powers necessary to accomplish these purposes. Without limiting the generality of the foregoing, the Board shall have all of the powers and duties specified for it under the Plan, including the power, right, and authority: (a) to select eligible employees to receive Participation Interests under the Plan; (b) to determine all provisions, conditions, and terms relating to any Participation Interest, including, without limitation, determinations as to the percentages set forth therein and any dilution thereof; (c) from time to time to establish rules and procedures for the administration of the Plan, which are not inconsistent with the provisions of the Plan, and any such rules and procedures shall be effective as if included in the Plan; (d) to construe in its sole discretion all terms, provisions, conditions, and limitations of the Plan and any Award Agreement; (e) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan (including

Attachment A) or an Award Agreement in such manner and to such extent as the Board shall deem appropriate; (f) to make a determination in its discretion as to the right of any person to a payment with respect to a Participation Interest and the amount of such payment; and (g) to make all other determinations necessary or advisable for the administration of the Plan.

5.2 Delegation of Authority. All decisions, determinations and actions to be made or taken by the Board pertaining to the Plan, an Award Agreement or a Participation Interest, and all determinations with respect to a Participant’s employment with the Company or an Affiliate or a termination of employment for purposes of the Plan, shall be made by the Board. All such decisions, determinations, and actions by the Board shall be final, binding and conclusive on all persons. The Board shall not be liable for any decision, determination or action taken or omitted to be taken in connection with the administration of the Plan. Furthermore, the Board in its discretion may delegate to one or more employees of the Company or an Affiliate all or some of its day-to-day ministerial duties and powers under the Plan.

VI. Nature of Plan

The establishment of the Plan shall not be deemed to create a trust. The Plan shall constitute an unfunded, unsecured liability of the Plan Sponsor to make payments in accordance with the provisions of the Plan, and no individual shall have any security interest or other interest in any assets or equity interests of the Plan Sponsor or an Affiliate.

VII. Termination and Amendment

The Board may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan or terminate the Plan in whole or in part; provided, however, that the Plan may not be amended or terminated in a manner that would materially adversely impact the contingent rights of any Participant under his or her Participation Interest with respect to (i) an Excess Return payment based on a Fiscal Year that has then lapsed in full, or (ii) an Equity Uplift payment based on its accrued value, if any, as of the effective date of such Plan termination or amendment, in either case without the consent of such Participant. Notwithstanding the foregoing, no amendment may be made to the Plan without the written consent of the Special Committee. The Plan shall automatically terminate on a Change of Control, and a Participant’s rights with respect to payment pursuant to Sections 4.2 and 4.3 shall survive such termination.

VIII. Miscellaneous Provisions

8.1 No Effect on Employment Relationship. Nothing in the adoption of the Plan, the award of a Participation Interest or the payment of any amounts hereunder shall confer on any person the right to continued employment by the Company or any of its Affiliates, or affect in any way the right of the Company or any Affiliate to terminate such employment at any time for any reason.

8.2 Prohibition Against Assignment or Encumbrance. (a) No right or benefit hereunder shall be assignable or transferable, or liable for, or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant. Other than by will or the applicable laws of descent and distribution, no Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any right or payment hereunder in any manner.

(b) Except as provided in Paragraph 8.2(a) above, neither the Plan nor any rights or obligations hereunder of the parties can be transferred or assigned without the written consent of the other parties to the Plan and the Special Committee.

8.3 Tax Treatment and Withholding. All payments under the Plan shall be treated by the Company and the Affiliates and the Participants as payments of compensation for services rendered and shall be reported by the Company and the Affiliates (as the case may be) to the relevant tax authorities as such. As a condition to the receipt of a payment under the Plan, each Participant irrevocably agrees to report such payment to the relevant tax authorities as a payment of compensation for services rendered. All payments made by the Company or an Affiliate as provided herein and shall be reduced by any amounts required to be withheld by the Company or the Affiliate under applicable local, state, federal or other tax law.

8.4 Section 409A. Contrary Plan or Award Agreement provisions notwithstanding, with respect to a Participant who is identified as a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code and as determined by the Company in accordance with any of the methods permitted under the regulations issued under Section 409A of the Code) and who is to receive a payment hereunder (which payment is not a “short-term deferral” or otherwise exempt from Section 409A of the Code) on account of such Participant’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code), the payment to such Participant shall not be made prior to the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the date of death of the Participant. In such event, any payment to which the Participant would have otherwise been entitled during the first six months following the Participant’s separation from service (or, if earlier, prior to the Participant’s date of death) shall be accumulated and paid in the form of a single lump sum payment to the Participant (without interest) on the date that is six months after the Participant’s separation from service or to the Participant’s estate on the date of the Participant’s death, as applicable.

In addition, contrary Plan or Award Agreement provisions notwithstanding, the payment of any amount otherwise due under an Award Agreement or the Plan shall not be accelerated if such payment is subject to Section 409A of the Internal Revenue Code of 1986, as amended, unless such acceleration complies with the requirements of Section 409A and the Treasury regulations thereunder so as to not be subject to the additional tax imposed by Section 409A.

8.5 JV Employs a Participant. If the JV or any of its Affiliates exercises its right pursuant to a Participant’s employment agreement, any amendment thereto or otherwise, to employ a Participant who is proposed to be terminated by the Company or an Affiliate, the JV agrees to reimburse the Plan Sponsor for payments made to such Participant under the Plan (if any) after the date the JV or its Affiliate employs such Participant. Such “transfer” of employment shall not be treated as a termination of employment for purposes of Sections 4.2 and 4.3.

8.6 Third Party Beneficiaries. The JV shall be a beneficiary of all of the terms and provisions of the Plan and is entitled to enforce all rights hereunder as a party hereto.

EXECUTED this January [—], 2010, effective for all purposes as of January 1, 2010, by Chesapeake Midstream Management, L.L.C., as the Plan Sponsor, and by the Board of Managers of Chesapeake Midstream Partners, L.L.C., accepting its duties as the Board under the Plan and agreeing to Section 8.5 on behalf of the JV.

CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.

By:	/s/ Dominic Dell’Osso
Name:	Dominic Dell’Osso
Title:	Chief Financial Officer

BOARD OF MANAGERS CHESAPEAKE MIDSTREAM PARTNERS, L.L.C.

/s/ Aubrey McClendon
Aubrey McClendon

/s/ Marcus Rowland
Marcus Rowland

/s/ Matthew Harris
Matthew Harris

/s/ William Woodburn
William Woodburn

Attachment A

to the

Chesapeake Midstream Management Incentive Compensation Plan